Confidential No.________                             Limited Offering Memorandum


                        SOY ENVIRONMENTAL PRODUCTS, INC.

                                   $2,025,000

                                 1,350,000 Units
                  Each Consisting of One Share of Common Stock
                and One Redeemable Common Stock Purchase Warrant

                                 $1.50 Per Unit

                    5,000 Units ($7,500) Minimum Subscription

         Soy Environmental Products, Inc. (the "Company") is a Delaware corporation which recently acquired rights to manufacture and market certain products of Interchem Environmental, Inc., a Kansas corporation ("Interchem"). The Company acquired rights to consumer and industrial products such as cleaning solvents and lubricants which are made from soybean oil which are both biodegradable and non-toxic. The Company intends to use the proceeds of this offering (the "Offering") to produce and market its line of consumer products, continue and increase development and research into new products, and pay ongoing operating expenses.

         The Units are offered on a "best efforts, 335,000 Units or none" basis by the Company through its officers and directors, assisted by Capital West Investment Group, Inc. ("Capital West"). No commissions will be paid to the Company's officers and directors, but consulting fees of up to $200,000 may be paid to Capital West. Shares may be sold by licensed brokers or dealers who are members of the National Association of Securities Dealers ("NASD") who will receive commissions of up to 10% of the proceeds from Shares sold by them. See "PLAN OF PLACEMENT" and "RELATED PARTY TRANSACTIONS."

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE SECURITIES ACT OF ARIZONA OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED BY SECTIONS 3(b), 4(2) and 4(6) OF THE ACT AND REGULATION D PROMULGATED THEREUNDER AND THE COMPARABLE EXEMPTIONS FROM REGISTRATION PROVIDED BY OTHER APPLICABLE SECURITIES LAWS.

         THESE ARE SPECULATIVE SECURITIES WHICH INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE WHO CAN BEAR THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST IN THE SHARES.

         THIS OFFERING IS RESTRICTED TO PERSONS WHO ARE "ACCREDITED INVESTORS." EACH INVESTOR WILL BE REQUIRED TO MAKE REPRESENTATIONS THAT SUCH INVESTOR IS AN "ACCREDITED INVESTOR" AS THAT TERM IS DEFINED PURSUANT TO THE ACT, AND IS FAMILIAR WITH AND UNDERSTANDS THE TERMS OF THIS OFFERING. SEE "REQUIREMENTS FOR PURCHASERS" AND "RISK FACTORS."

                     SALE                       SELLING              PROCEEDS TO
                     PRICE                    COMMISSIONS              COMPANY
                                                    (1)                 (2)(3)
--------------------------------------------------------------------------------

Per Unit         $     1.50                    $   0.15              $     1.35
Minimum          $  502,500                    $ 50,250              $  452,250
Maximum          $2,025,000                    $202,500              $1,822,500
--------------------------------------------------------------------------------
                                                          (Footnotes on Page ii)
                        SOY ENVIRONMENTAL PRODUCTS, INC.
                               9135 Barton Street
                           Overland Park, Kansas 66214
                 The Date of this Memorandum is January 20, 1997

         (1) The Company reserves the right to waive the 5,000 Unit minimum for any investor. The Offering is not underwritten. The Units are offered on a "best-efforts, 335,000 Units or none" basis by the Company through its officers and directors. Unless a minimum of 335,000 Units is sold during the Offering Period, as defined below, the Offering will be terminated and all funds returned to subscribers, without interest or deduction. Officers and directors of the Company will not receive any compensation in addition to their regular compensation for the placement of Units, either in the form of commissions or finders' fees. Capital West Investment Group, Inc. ("Capital West") has been engaged as a financial adviser to provide advice regarding raising equity capital by the Company, among other things, and is entitled to receive consulting fees of up to $200,000 as compensation for its services to the Company, even if all Units offered are sold by officers and directors of the Company. Units may also be sold by NASD-member brokers or dealers who enter into a Participating Dealer Agreement with the Company, who may receive commissions of up to 10% of the price of Units sold. Due diligence expenses and expenses of this Offering will be paid out of the proceeds of this Offering. See "PLAN OF PLACEMENT."

         (2) The Offering will terminate on the earliest of: (a) the date the Company, in its discretion, determines; or (b) the date upon which all Units have been sold; or (c) March 31, 1997, or such date as may be extended from time to time by the Company, but not later than ninety days thereafter (the "Offering Period"). All proceeds from the sale of the Units will be deposited in an escrow account (the "Escrow Account") to be maintained at Republic National Bank in Phoenix, Arizona ("Escrow Agent"). Upon receipt of at least $502,500, the Escrow Agent will disburse funds to the Company from the Escrow Account. Thereafter, until the Offering is fully subscribed or terminated, all subscription proceeds will be paid directly to the Company. If less than $502,500 is deposited into the Escrow Account after the conclusion of the ninety (90) day Offering Period, and any extension thereof, all funds held in the Escrow Account will be returned to the subscribers with interest. See "PLAN OF PLACEMENT - Escrow Account Arrangement."

         (3) Proceeds are determined prior to deduction of costs and expenses associated with this offering, including filing, printing, legal, accounting, blue sky and other fees (excluding the Advisory Fee, estimated to total approximately $60,000) all of which will be paid from Offering proceeds. See "USE OF PROCEEDS."

                ------------------------------------------------

         THIS LIMITED OFFERING MEMORANDUM ("MEMORANDUM") IS NOT A "PROSPECTUS" AS THAT TERM IS DEFINED IN SECTION 12(10) OF THE ACT. EXCEPT AS OTHERWISE INDICATED, THIS MEMORANDUM SPEAKS AS OF ITS DATE. NEITHER THE DELIVERY HEREOF, NOR ANY SALE MADE HEREUNDER, SHALL CREATE AN IMPLICATION THAT THE AFFAIRS OF THE COMPANY HAVE CONTINUED WITHOUT CHANGE SINCE SUCH DATE.

         The Shares are offered subject to receipt and acceptance by the Company to prior sale and to the Company's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

         THIS OFFERING IS NOT UNDERWRITTEN. THE SECURITIES OFFERED HEREBY WILL NOT BE OFFERED OR SOLD BY MEANS OF ANY FORM OF GENERAL ADVERTISEMENT OR
GENERAL SOLICITATION. THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE MANAGEMENT OF THE COMPANY. THERE CAN BE NO ASSURANCE THAT ANY OF THE SECURITIES WILL BE SOLD.

         THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY, NOR HAS ANY SUCH REGULATORY BODY REVIEWED THIS OFFERING MEMORANDUM FOR ACCURACY OR COMPLETENESS. BECAUSE THESE SECURITIES HAVE NOT BEEN SO REGISTERED, THERE ARE SEVERE RESTRICTIONS ON THEIR TRANSFERABILITY OR RESALE BY AN INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT HE MUST BEAR THE ECONOMIC RISKS OF THE INVESTMENT FOR AN INDEFINITE PERIOD, SINCE THE SECURITIES MAY NOT BE SOLD UNLESS, AMONG OTHER THINGS, THEY ARE SUBSEQUENTLY REGISTERED UNDER THE APPLICABLE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. FURTHER, THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND NONE IS LIKELY TO DEVELOP.

         Any reproduction or distribution of this Memorandum, in whole or in part, or the divulgence of any of its contents is prohibited. No person is authorized to give any information or make any representation not contained in the Memorandum and any information or representation not contained herein must not be relied upon. Nothing in this Memorandum should be construed as legal or tax advice.

         All of the information provided herein has been provided by the Management of the Company. The Company makes no express or implied representation or warranty as to the accuracy or completeness of this information or, in the case of projections, estimates, future plans or forward looking statements, as to their attainability or the accuracy or completeness of the assumptions from which they are derived, and it is expected that each prospective investor will pursue his or her own independent investigation. It must be recognized that estimates of the Company's performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results.

         No general solicitation will be conducted and no offering literature or advertising in whatever form will or may be employed in the offering of the securities, except for this Memorandum (including amendments and supplements to this Memorandum), the exhibits hereto and documents summarized herein. No one has been authorized to give any information or to make any representation with respect to the Company or the Shares which is not contained in this Memorandum. Prospective investors should not rely on any information not contained in this Memorandum.

         This Memorandum does not constitute an offer to sell or a solicitation of an offer to buy to anyone in any jurisdiction in which such offer or solicitation would be unlawful or is not authorized or in which the person making such offer or solicitation is not qualified to do so. This Memorandum does not constitute an offer if the prospective investor is not qualified under applicable securities laws.

         Certain provisions of various documents, reports and studies are summarized or cited in this Memorandum but prospective investors should not assume that the summaries, reports or studies are complete or accurate. Such summaries, reports and studies are qualified in their entirety by reference to the texts of the original documents which will be made available to prospective investors by the Company. The Company takes no responsibility for the contents, estimates or conclusions of documents, reports or studies prepared by third parties.

         This Offering is made subject to withdrawal, cancellation or modification by the Company without notice. The Company reserves the right to reject any subscription or to allot to any prospective investor less than the number of shares applied for by such prospective investor.

         By acceptance of this Memorandum, prospective investors recognize and accept the need to conduct their own thorough investigation and due diligence before considering a purchase of the Shares.

NASAA LEGEND
------------

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ARIZONA RESIDENTS ONLY:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF THE STATE OF ARIZONA, AND THEY THEREFORE HAVE THE STATUS OF SECURITIES ACQUIRED IN AN EXEMPT TRANSACTION UNDER SECTION 44-1844(1) OF THE SECURITIES ACT OF THE STATE OF ARIZONA. THESE SECURITIES CANNOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF THE STATE OF ARIZONA UNLESS EXEMPTION THEREFROM IS AVAILABLE.

FOR CALIFORNIA RESIDENTS ONLY:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN QUALIFIED WITH THE CALIFORNIA DEPARTMENT OF CORPORATIONS NOR HAS THE CALIFORNIA DEPARTMENT OF CORPORATIONS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CALIFORNIA COMMISSIONER OF CORPORATIONS DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF SECURITIES, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

FOR FLORIDA RESIDENTS ONLY:

         RESIDENTS OF THE STATE OF FLORIDA WHO SUBSCRIBE FOR SHARES HAVE THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW THEIR SUBSCRIPTIONS AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE DAYS AFTER RECEIPT OF THIS PRIVATE PLACEMENT MEMORANDUM OR WITHIN THREE DAYS AFTER THE FIRST TENDER OF MONEY OR OTHER CONSIDERATION TO THE ISSUER, OR AN ESCROW AGENT, WHICHEVER OCCURS LATER.

FOR ILLINOIS RESIDENTS ONLY:

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF THE STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF THE STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR NEW YORK RESIDENTS ONLY:

         THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT AND DOES NOT OMIT ANY MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

FOR UTAH RESIDENTS ONLY:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UTAH SECURITIES ACT AND ARE OFFERED AND SOLD PURSUANT TO AN EXEMPTION THEREFROM. THE SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

The information contained in this Memorandum has been supplied by the Company and is included herein in reliance on its representations.

During the course of the Offering and prior to sale, each offeree of the Units and his or her professional adviser(s), if any, are invited to ask questions concerning the terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information set forth herein. Such information will be provided to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

         EACH PROSPECTIVE INVESTOR WILL BE GIVEN AN OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, MANAGEMENT OF THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORTS OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM. IF YOU HAVE ANY QUESTIONS WHATSOEVER REGARDING THIS OFFERING, OR DESIRE ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED IN THIS MEMORANDUM, PLEASE WRITE OR CALL EITHER:

SOY ENVIRONMENTAL PRODUCTS, INC.             CAPITAL WEST INVESTMENT
9135 BARTON STREET                             GROUP, INC.
OVERLAND PARK, KANSAS  66214                 2525 EAST CAMELBACK ROAD, SUITE 510
(913) 599-0800                               PHOENIX, ARIZONA  85016
                                             (602) 954-7711



                                TABLE OF CONTENTS

SUMMARY OF THE OFFERING....................................................... 1
REQUIREMENTS FOR PURCHASERS................................................... 3
RISK AND OTHER IMPORTANT FACTORS.............................................. 5
USE OF PROCEEDS.............................................................. 12
THE BUSINESS................................................................. 13
THE ACQUISITION.............................................................. 19
MANAGEMENT................................................................... 19
AFFILIATES....................................................................20
MANAGEMENT COMPENSATION...................................................... 20
INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................21
CAPITALIZATION............................................................... 22
DILUTION..................................................................... 22
PRINCIPAL SHAREHOLDERS....................................................... 23
LITIGATION................................................................... 24
DESCRIPTION OF UNITS AND REGISTRATION RIGHTS................................. 25
PLAN OF PLACEMENT............................................................ 26
LEGAL MATTERS................................................................ 27
EXPERTS...................................................................... 27
ADDITIONAL INFORMATION....................................................... 27
FINANCIAL STATEMENTS.........................................................F-1
CONSUMER PRODUCTS DESCRIPTIONS...............................................P-1
SUBSCRIPTION AGREEMENT.......................................................S-1

                             SUMMARY OF THE OFFERING

         The following material is intended to summarize information contained elsewhere in this Limited Offering Memorandum (the "Memorandum"). This summary is qualified in its entirety by express reference to this Memorandum and the materials referred to herein. Each prospective subscriber should carefully review the entire Memorandum and all materials referred to herein and conduct his or her own due diligence before subscribing for Units.

The Company
-----------

         The Company recently purchased exclusive rights to manufacture and market solvents and other cleaning products from Interchem Environmental, Inc. a Kansas corporation ("Interchem"). The Company intends to manufacture and sell non-toxic, biodegradable consumer and commercial cleaning solvents and other products made from soybean oil, including graffiti removers, paint strippers, lubricants and other products. The Company's principal administrative offices are located at 9135 Barton Street, Overland Park, Kansas 66214, telephone (913) 599-0800. The research, development and manufacturing facility, of which the Company is a minority owner, is located in Ralston, Iowa, and the Company maintains a separate marketing office in metropolitan Phoenix, Arizona.

SoyClean(R) Products - Effective, Non-toxic and Biodegradable
-------------------------------------------------------------

         The Company's products, which are derived from soybean oil, are primarily cleaning solvents which are cost effective, non-toxic and biodegradable. The Company's products provide an effective alternative to petroleum-based products commonly used for both consumer and industrial purposes. The Company currently has four commercial products: SoyClean(R) Graffiti Remover, SoyRelease3(TM) asphalt remover, SoyFormula3(TM) solvent, and Naturen(R) print machinery cleaner. The Company is developing comparable products for home use as well as additional products for both consumer and commercial use.

The Offering
------------

         The Company is offering 1,350,000 Units, at a price of $1.50 per Unit, in a limited offering made only to "Accredited Investors" as defined in Regulation D under the Act. Each purchaser must execute a Subscription Agreement making certain representations and warranties to the Company, including such purchaser's qualification as an Accredited Investor.

         The Offering is made by the Company on a "best efforts, 335,000 Units or none" basis requiring a minimum of 335,000 Units totaling $502,500 to be sold. The minimum investment is $7,500 (5,000 Units), which may be waived by the Company.

Risk Factors
------------

         See "RISK AND OTHER IMPORTANT FACTORS" in this Memorandum for certain factors which could adversely affect an investment in the Units. Those factors include the lack of operating history, lack of any established market for consumer products, lack of a significant market for Interchem's products, and lack of a significant market or liquidity for Units or Shares.

Use of Proceeds
---------------

         Proceeds from the sale of the Units will be used to market the Company's consumer products, provide capital for research and development, and provide working capital. Proceeds may also be used to pay costs associated with obtaining additional financing for the Company from public or private sources. See "USE OF PROCEEDS."

Escrow Account for Minimum Offering Proceeds
--------------------------------------------

         The Company has established an Escrow Account at Republic National Bank in Phoenix, Arizona, into which subscription proceeds will be placed. At least 335,000 Units must be sold before the Company can utilize proceeds from the sale of Units. After the minimum numbers of Units are sold, all proceeds will be delivered directly to the Company. See "PLAN OF PLACEMENT - Escrow Account Arrangement."

The Units
---------

         Each Unit is comprised of One Share and One Common Stock Purchase Warrant.

         Shares. 1,350,000 Shares of the Company's Common Stock, $0.01 par value, are being offered. Upon completion of the Offering, between 4,835,000 and 5,850,000 Shares will be outstanding. See "DESCRIPTION OF UNITS AND REGISTRATION RIGHTS."

         Warrants. 1,350,000 Warrants are being offered as a part of Units. Each Warrant will entitle the holder to purchase one Share for a period of three years at a price of $1.80. The Warrant is redeemable at the Company's option upon satisfaction of certain conditions.

Registration Rights
-------------------

         Purchasers receive the right to "piggyback" the registration of a total of 25% of the Shares they purchase in the Offering or acquire upon the exercise of Warrants in up to two Company registrations of its equity securities during the next three years. See "DESCRIPTION OF UNITS AND REGISTRATION RIGHTS - Registration Rights."

Stockholders
------------

         Upon sale of the minimum and maximum number of Shares in the Offering, shares of the Company's Common Stock will be held as follows:

                                                     Minimum           Maximum
                                                     -------           -------
                  Present Shareholders                  90%               70%
                  New Shareholders                      10%               30%

Registrar
---------

         OTR, Inc., 1130 South West Morrison, Suite 250, Portland, Oregon is the Company's Registrar and Transfer Agent, and will serve as Registrar and Transfer Agent with respect to the Units, Shares and Warrants.

Subscription Period
-------------------

         The subscription period for the offering will terminate on March 31, 1997 (unless extended by the Company to a date not later than 90 days following such date). Offering proceeds will be delivered directly to the Company, and will not be held in an Escrow Account.

                           REQUIREMENTS FOR PURCHASERS

         Prospective purchasers of the Units offered by this Offering Memorandum should give careful consideration to certain risk factors described under "RISK AND OTHER IMPORTANT FACTORS," and especially to the speculative nature of this investment and the limitations described under that caption with respect to the lack of a readily available market for the Units, the Shares or the Warrants and the resulting long-term nature of any investment in the Company. Only persons who are "Accredited Investors" having adequate means to assume such risks and of otherwise providing for their current needs and contingencies should consider purchasing Units.

General Suitability Standards
-----------------------------

         The Units will not be sold to any person unless such prospective purchaser or his or her duly authorized representative shall have presented in writing to the Company in a Subscription Agreement that:

                  (a) The prospective purchaser has adequate means of providing for his or her current needs and personal contingencies and has no need for liquidity in the investment of the Units;

                  (b) The prospective purchaser's overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth and the investment in the Units will not cause such overall commitment to become excessive; and

                  (c) The prospective purchaser is an "Accredited Investor" (as defined below).

         Each person acquiring Units will be required to represent that he or she is purchasing it for his or her own account for investment purposes and not with a view to resale or distribution. See "SUBSCRIPTION FOR UNITS."

Accredited Investors
--------------------

         The Company will conduct the offering in such a manner that Units may be sold only to "Accredited Investors" as that term is defined in Regulation D promulgated under the Securities Act of 1933 (the "Securities Act"). In summary, a prospective investor will qualify as an "Accredited Investor" if he meets any one of the following criteria:

                  (a) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;

                  (b) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

                  (c) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act"); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Company Act of

1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

                  (d) Any  private  business  development  company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (e) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                  (f) Any director or executive officer, or general partner of the issuer of the securities being sold, or any director, executive officer, or general partner of a general partner of that issuer;

                  (g) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D adopted under the Act; and

                  (h) Any entity in which all of the equity owners are Accredited Investors.

Other Requirements
------------------

         No subscription for Units will be accepted from any investor unless he is acquiring the Units for his own account (or accounts as to which he has sole investment discretion), for investment and without any view to sale, distribution or disposition thereof.

         Each prospective purchaser of Units may be required to furnish such information as the Company may require to determine whether any person or entity purchasing Units is an Accredited Investor who may purchase Units.

                        RISK AND OTHER IMPORTANT FACTORS

         INVESTMENT IN THE UNITS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE UNDERTAKEN ONLY BY PERSONS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME SUCH RISK AND TO RETAIN AN INVESTMENT IN A NON-LIQUID FORM FOR AN INDEFINITE PERIOD OF TIME.

         IN ANALYZING THIS OFFERING, POTENTIAL INVESTORS SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING FACTORS:

Absence of Historical Profitability; Continued Losses; Accumulated Deficit
--------------------------------------------------------------------------

         Although Interchem has a history of commercial sales, sales of the Company's products have not generated profits. The Company anticipates that its operating expenses will be increasing because of the development and marketing of consumer products, so that the Company's future profitability will depend upon significant increases in revenue from operations. There can be no assurance as to the amount of income which the Company may be able to generate from operations. Losses to date have primarily resulted from start-up costs. Given the Company's financial resources, its anticipated expenses and the highly competitive environment in which it will operate, there can be no assurance that the Company will be able to generate sufficient revenue to fund its current or future operations or that the Company's future operations will be profitable in the near future or at all.

Need to Develop Market For Consumer Products
--------------------------------------------

         All sales of the Company's products by Interchem have been to industrial users. The Company has not yet established any distribution system for its consumer products (which are in the development stage), and no assurance can be given that its consumer products will be accepted, or that a satisfactory distribution network can be established which will result in its consumer products being a success.

Uncertainty of Widespread Market Acceptance of Consumer Products; Limited
-------------------------------------------------------------------------
Marketing Experience
--------------------

         The Company is currently developing, and has not yet marketed or sold, its line of consumer products. which the Company's president, Sean F. Lee, has extensive experience in sales of consumer products, and the Company has conducted only limited marketing activities and has limited marketing experience with respect to its consumer products. As is typical with new products, demand and market acceptance for the Company's consumer products are subject to a high level of uncertainty. Achieving widespread market acceptance for these products will require substantial marketing efforts and the expenditure of significant funds to create brand recognition and customer demand for such products and to cause potential customers to consider the potential benefits of the Company's products (primarily their non-toxic and biodegradable characteristics) as against the traditional products to which they have long been accustomed.

         Moreover, the Company has limited marketing capabilities and resources. To date, substantially all of the Company's marketing activities with respect to its consumer products have been conducted by members of management. The prospects for the Company's consumer products will be largely dependent upon the Company's ability to achieve market penetration for such products. Achieving market penetration will require significant efforts by the Company to establish a distribution network and to create awareness of and demand for the Company's products. Accordingly, the Company's ability to build its customer base will depend on the Company's ability to locate, hire and retain sufficient qualified distributors or other marketing personnel. There can be no assurance that the Company's consumer or industrial products will achieve widespread market acceptance or increased sales or that the Company's efforts will result in profitable operations. See "The Business - Marketing."

Need for Additional Development of Certain Products
---------------------------------------------------

         The Company believes that its development work on its initial line of consumer products is substantially complete. However, testing of these products has been limited. The Company anticipates that its future research and development activities combined with experience gained from production and use of the products could result in the need for further refinement and development. The Company also expects to modify the products for further and particular customer applications. There can be no assurance that unforeseen circumstances will not require extensive additional development of consumer or industrial products and their applications. In addition, the Company may in the future need to make improvements in its industrial and consumer products in order for such products to remain competitive.

Limited Propriety Information Protection
----------------------------------------

         The Company believes that it uses certain proprietary technology in its products and that its technology does not infringe the proprietary rights of others. Although the Company has received no claims of infringement, it is possible that infringement of existing or future patents or proprietary rights may occur. In the event that the Company's products infringe patent or proprietary rights of others, the Company may be required to modify its process or obtain a license. There can be no assurance that the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do so would have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to defend a patent infringement or proprietary rights action. Moreover, if any of the Company's products infringe patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company. The Company also relies on proprietary know-how and confidential information and employs various methods to protect the processes, concepts, ideas and documentation associated with its technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such processes, concepts, ideas and documentation. Although the Company requires all of its employees to sign confidentiality agreements, there can be no assurance that such agreements will be enforceable or will provide meaningful protection to the Company. There can be no assurance that the Company will be able to adequately protect its trade secrets or that other companies will not acquire information which the Company considers to be proprietary. Moreover, there can be no assurance that other companies will not independently develop know-how comparable to or superior to that of the Company. See "The Business."

Dependence on Governmental Contracts
------------------------------------

         The Company expects that a portion of revenues from sales of its industrial products in the future will be derived from sales to municipalities, government contractors and other government institutions. The Company expects that a significant portion of the funds which may be expended by municipal and other government institutions for the Company's industrial products would come from governmental or agency funding and budgets. Therefore, the Company's success in marketing its industrial products will depend in some part on its ability to convince such institutions to allocate limited funds available from such sources to the purchase of the Company's products. These government entities are subject to relatively long and cyclical budgetary processes which will tend to lengthen the time required to complete any sales of the Company's products to such entities. Competition for such funds is intense and the competing pressures for public funds could result in the inability of the Company to obtain government contracts. In addition, government contracts are subject to special risks, including delays in funding; lengthy review processes for awarding contracts; non-renewal; delay, termination, reduction or modification of contracts in the event of changes in the government's policies or as a result of budgetary constraints; and increased or unexpected costs resulting in losses. Any or all of the foregoing could have a material adverse effect on the Company.

         Furthermore, many government contracts are subject to a process of competitive bidding. There can be no assurance that the Company will be successful in obtaining awards under such bidding, and if it is, that awarded contracts will generate sufficient revenues to result in profitability for the Company. Additionally, inherent in the competitive bidding process is the risk that if a bid is submitted and a contract is subsequently awarded, actual performance costs may exceed the projected costs on which bids or contract price was based. To the extent that actual costs exceed the projected costs on which bids or contract prices were based, the Company's profitability could be adversely affected. See "The Business Marketing."

Dependence on Third Party Suppliers and Manufacturers
-----------------------------------------------------

         To date, the Company has purchased substantially all of its supply of soybeans and other materials from Interwest Cooperative, although such materials are available from other third-party suppliers and manufacturers. The Company believes that there are numerous available sources of supply for the Company's raw materials. While the Company attempts to maintain alternative sources for the Company's raw materials, the Company's business is subject to the risk of price fluctuations and possible delays in delivery of raw materials. Failure by suppliers to continue to supply the Company with raw materials on commercially reasonable terms, or at all, would have a material adverse effect on the Company. The Company generally does not maintain long-term supply agreements with its suppliers or manufacturers and purchases raw materials and parts pursuant to purchase orders in the ordinary course of business. Failure or delay by suppliers and manufacturers in supplying necessary raw materials and components to the Company would adversely affect the Company's operations and the Company's ability to obtain and deliver products on a timely and competitive basis. See "The Business - The Products."

Dependence on Management
------------------------

         The business of the Company will be largely dependent upon the efforts of its Chief Executive Officer, Sean Lee and consulting services provided by Lee Derr through Interchem. The Company does not currently have, but intends to obtain and maintain, key-man life insurance in the amount of not less than $1,000,000 on Mr. Lee. However, even with such insurance, Mr. Lee's marketing skills and experience would be difficult for the Company to replace.

Competition; Technological and Product Obsolescence
---------------------------------------------------

         The markets for the products of the Company are highly competitive. Because the Company's consumer products are new, the scope of the Company's competition is difficult to access accurately. Currently, most cleaners, solvents and other products competitive with those of the Company are petroleum-based, are toxic and are not biodegradable. Management believes that the non-toxic, biodegradable nature of its products will appeal to a segment of the market. The Company will compete with numerous well-established chemical and consumer products companies, all of which possess substantially greater experience, financial, marketing, personnel and other resources than the Company and have established greater recognition for their brand names than the Company. Many of the Company's competitors have achieved significant national, regional and local brand name and product recognition and engage in extensive advertising and promotional programs, both generally and in response to efforts by additional competitors to enter new markets and/or to introduce new products. In addition, the Company believes that these competitors have the resources to develop and have developed, are developing, or may develop and market products directly competitive with products incorporating the Company's technology. Current competitors or new market entrants could produce new or enhanced products with features that render the Company's products obsolete or less marketable. The Company's ability to compete successfully will depend on the Company's continuing research and development of new and improved products and on the Company's ability to adapt to technological changes and advances in the sports equipment and footwear industry. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the Company will be able to successfully enhance its products or develop new products.

Government Regulation
---------------------

         The Company's products do not utilize chemicals that are classified under applicable laws as hazardous chemicals or substances. However, the production of the Company's products does not currently produce toxic waste or by-products, and none are expected to be generated by potential new products. The Company does not intend to maintain insurance to compensate it for any liabilities it may incur if it were to violate environmental protection laws or regulations. However, there can be no assurance that the Company will not incur environmental liability arising out of the use of hazardous substances. To date, the Company does not believe that it has incurred any such liability in their operations. The use of certain chemicals and other substances is subject to extensive and frequently changing federal, state, provincial and local laws and substantial regulation under these laws by governmental agencies, including the United States Environmental Protection Agency, the Occupational Health and Safety Administration, various state agencies and county and local authorities acting in conjunction with federal and state authorities. Among other things, these regulatory bodies impose requirements to control air, soil and water pollution, to protect against occupational exposure to chemicals, including health and safety risks, and to require notification or reporting of the storage, use and release of certain hazardous chemicals and substances. The Company believes that it is in substantial compliance with all material laws and regulations governing its material business operations and has obtained all material licenses and permits required for the operation of its business. There can be no assurance that the Company in the future will be able to comply with, or continue to comply with, current or future government regulations in every jurisdiction in which it will conduct its material business operations without substantial cost or interruption of its operations, or that any present or future federal, state, provincial or local environmental protection regulations may not restrict the Company's present and possible future activities. In the event that the Company is unable to comply with such requirements, the

Company could be subject to substantial sanctions, including restrictions on its business operations, monetary liability and criminal sanctions, any of which could have a material adverse effect upon the Company's business.

Adequacy of Product Liability Insurance
---------------------------------------

         The use of the Company's products entails inherent risks of adverse effects which could expose the Company to product liability claims. Product liability claims could have a material adverse effect on the business and financial condition of the Company. The Company does not currently have any product liability insurance, which means that all of the Company's assets are subject to any product liability claim. While the Company intends to obtain and maintain $1,000,000 in product liability insurance, there can be no assurance that the Company will be able to maintain or obtain adequate product liability insurance on acceptable terms or that such insurance would provide adequate coverage against all potential claims.

Possible Inadequacy of Funds
----------------------------

         Offering proceeds of from $502,500 to $2,025,000 will be realized. If only the minimum Offering is sold, or if certain assumptions contained in Management's plans for expansion prove to be incorrect, the Company may have inadequate funds to develop its business according to its plans. Nevertheless, the Company will have access to, and use of, all funds raised if at least 335,000 Units are sold.

No Dividends
------------

         The Company has not paid any dividends since its inception, and the Company does not expect to pay dividends at any time in the foreseeable future.

Control by Management and Capital West
--------------------------------------

         Upon completion of the minimum Offering, existing Management and their affiliates (including Interchem) by virtue of their ownership or control of 2,631,174 Shares and Capital West and its affiliates by virtue of their ownership or control of 1,258,824 Shares will control 80.5% of the voting power of the outstanding shares of the Company's Common Stock. If the maximum number of Units is sold, Management will control 66.5% of the voting power. See "PRINCIPAL SHAREHOLDERS." For practical purposes, current Shareholders of the Company will continue effectively to control all affairs and policies of the Company after the completion of this offering.

Substantial Dilution
--------------------

         The net tangible book value of the Company's outstanding shares of Common Stock as of December 31, 1996 was ($164,898) or ($0.04) per share. Net tangible book value per share is equal to the Company's total tangible assets less its total liabilities, divided by the total number of outstanding shares. After giving effect to the sale of the minimum of 335,000, and the maximum 1,350,000, Units offered by the Company hereby at a price of $1.50 per Unit, and the application of the net proceeds from that sale, the pro forma net tangible book value of each of the Company's shares of Common Stock as of December 31, 1996 would have been approximately $0.12 per share (minimum) to $0.33 per share (maximum). This represents an immediate increase in net tangible book value of from $0.08 to $0.29 per share to existing shareholders and an immediate dilution of from $0.88 to $0.67 per Share to purchasers of Units in this Offering.

Limited Transferability and Liquidity
-------------------------------------

         In order to satisfy the requirements of the exemptions from registration under the Act and applicable state securities laws, each investor must acquire his Units, Shares and Warrants for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Act must be satisfied prior to any sale, transfer or other disposition of the Units, Shares or Warrants. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements, from the Company, limitations on the percentage of Units, Shares or Warrants sold and the manner in which they are sold. The Company will be under no obligation to ensure that any of these conditions can be met. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder's expense, in form satisfactory to the Company stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal and state securities laws and regulations. No public market exists for the Units, Shares or Warrants and no market is expected to develop. Consequently, owners of the Units, Shares and Warrants may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

Compliance with Securities Laws
-------------------------------

         The Units are being offered hereunder in reliance upon exemptions from the registration requirements of the Act, the Arizona Securities Act and other applicable state securities laws. If the sale of Units, Shares or Warrants fails to qualify for these exemptions, purchasers may seek rescission of their purchases of such securities. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any nonrescinding purchasers.

Offering Price
--------------

         The price of the Units offered hereby has been determined by the Company, considering such matters as the state of development of the business of the Company and the general condition of the cleaning products industry. The offering price and return thereon bear little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

No Underwriter; Escrow
----------------------

         The Units are offered on a "best efforts, 335,000 Units or none" basis by officers of the Company with the financial advice of Capital West. However, the Company can give no assurance that any Units will be sold. Subscription proceeds will be deposited into the Escrow Account until the minimum offering proceeds of $502,500 have been received.

Long-Term Nature of Investment
------------------------------

         An investment in the Units will be long-term and non-liquid. As discussed above, the offer and sale of the Units will not be registered under the Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the investors.

Prospective investors will be required to represent in writing that they are purchasing the Units for their own account for long-term investment and not with a view toward resale or distribution. Accordingly, purchasers of Units must be willing and able to bear the economic risk of their investment for an indefinite period of time. In addition, no market currently exists for the Units, the Shares or the Warrants, it is unlikely that a market will exist at any time in the foreseeable future, and such securities may be transferred only if certain requirements are satisfied, none of which can be assured. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

Limitations on Registration Rights
----------------------------------

         Although purchasers of Units receive the right to "piggyback" the registration of 25% of the Shares they purchase in the Offering with one Company registration of its equity securities, there is no assurance that the Company will register equity securities. See "DESCRIPTION OF UNITS AND REGISTRATION RIGHTS." The foregoing "piggyback" registration rights are also subject to certain conditions contained the Subscription Agreement included herein at page S-1. Those conditions include, in the event of an underwritten registration of the Company's equity securities, the right of the underwriter to determine that the distribution all or a specified portion of such shares concurrently with the securities being distributed by such underwriter for the Company will materially and adversely affect the distribution of such securities by such underwriter, in which case the underwriter may exclude such shares from registration. Such exclusion does not prejudice a purchaser's right, however, to cause such shares to be registered in future Company registrations as long as such registrations take place within five years, the term of such registration rights.

No Projections
--------------

         The Company has not prepared any projections for investors regarding the Company's anticipated financial performance. Because no audited or reviewed financial statements for Interchem were ever prepared, no reliable base exists upon which projections might be made. Accordingly, no projections must be utilized or relied upon in any way in connection with the offer or sale of Units. Future operating results are impossible to predict and no representation or warranty of any kind is made by the Company or Management respecting future operations.

                                 USE OF PROCEEDS

         The Company seeks to raise from $500,000 to $2,025,000 from sale of the Units. If the minimum of 335,000 Units, or the maximum of 1,350,000 Units is sold, the Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Management in the best interests of the Company.

                                     Sources
                                     -------

                                                     Minimum           Percent of        Maximum           Percent of
                                                      Amount            Proceeds          Amount            Proceeds
                                                      ------            --------          ------            --------
Proceeds from sale                                   $  502,500             100%          $2,025,000            100%
  of Shares

                                                Application of Proceeds
                                                -----------------------

Offering Expenses:
  Offering Expenses (1)                                  40,000            7.96%              60,000           2.96%
  Financial Advisory Fee
   or Commissions (2)                                    49,647            9.88%             200,000           9.88%

Total Offering Expenses & Fees                           89,647           17.84%             260,000          12.84%
                                                      ---------          -------           ---------         -------

Net Offering Proceeds                                   412,853            82.16%          1,765,000          87.16%
                                                      ---------           ------           ---------          ------

Marketing (including sales materials)                   225,000           44.78%             680,000          33.58%

Research & Development                                        0               0%             185,000           9.14%

Operating Capital                                       187,853           37.38%             900,000          44.44%
                                                     ----------          -------          ----------         -------

TOTAL APPLICATION
  OF PROCEEDS                                        $  502,500          100.00%          $2,025,000         100.00%
                                                     ==========          =======          ==========         =======

Footnotes

(1) Includes estimated filing, printing, legal, accounting, blue sky and other fees and related expenses.

(2) A portion of this Offering is being sold by officers and directors of the Company, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers and directors. Consulting fees of up to $200,000 will be paid to Capital West for its efforts on behalf of the Company. Shares may also be sold by brokers or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with the Company. Such brokers or dealers may receive commissions up to ten percent (10%) of the price of Shares sold.

                                  THE BUSINESS

         Soy Environmental Products, Inc. (the "Company") was established to develop and market consumer and industrial products made from soybean oil. Products derived from soybean oil possess rather unique characteristics which Management believes have significant value to the consumer and industrial market segments. Soybean oil based products provide an effective alternative to petroleum based products commonly used by consumers and industry. The Company has acquired or developed, and is marketing, a line of environmentally friendly products to industrial, municipal, and institutional entities. Derived from a renewable resource - soybeans - they offer an environmentally preferred alternative to the petroleum and chemically based products currently available. The Company's lines meet or exceed industry standards for competing products and, because they are non-toxic and biodegradable, have a safer environmental impact than petro/chemical based products.

         Management believes that there is an evident trend toward products that are safer to humans as well as safe to the environment, and that there is increasing demand for products that are non-hazardous and non-polluting. This trend, along with the current Federal and state regulatory posture toward the use of volatile organic compounds, has created significant opportunities for the Company to gain market share with its SoyClean(R) line of environmentally friendly products.

         The Company's products are also available to meet the consumer demand for products that protect the environment and offer an environmental substitute for hazardous, toxic, non-biodegradable, or volatile products. Current regulatory positions of federal, state and local governments regarding use of environmentally hazardous or toxic substances are also enhancing demand for products with non-toxic and biodegradable characteristics. Management believes that these factors will significantly influence current and future market needs and enable the Company to develop additional "environmentally friendly" products.

The Company
-----------

         Soy Environmental Products, Inc. is a vertically integrated organization with ownership in the production of the raw material to sales of the finished products. The Company is involved in the manufacture and processing of the soybean components of its formulations as well as the marketing and sales of the SoyClean(R) family of environmentally friendly products. The Company is a part owner of a 6,000 square-foot methyl ester facility located in Ralston, Iowa. The plant, built in 1996, utilizes modern computer technology in the processing, packaging and production of soybean-based products. Management believes that this integration assures the Company of a steady, reliable supply of the basic formulation ingredient for its final products.

The Plant-Soybean Processing
----------------------------

         Interwest Cooperative, of which Company is a minority owner, owns and operates the soybean processing plant located in Ralston, Iowa which produces the base ingredient for the Company's products. West Central Cooperative, the majority owner of the facility, provides all or most of the crude soybean oil used in processing, from its facility adjacent to the methyl ester facility. The raw soybean oil is treated with methanol and sodium hydroxide. Mixing and processing separates heavy glycine from a methyl ester layer. Washing that methyl ester three or four times pulls out excess caustic materials and ethanol. The waste water is then separated, and a vacuum drying process pulls out excess moisture. The resultant soybean methyl ester is a natural solvent which is the primary ingredient for the Company's cleaning products, and possesses characteristics much like diesel fuel. The Company then formulates the SoyClean(R) soybean oil ester with various additives to create products having cleaning characteristics, fragrances, flashpoints and other properties as desired. Specific formulations are trade secrets of the Company.

The Products
------------

         General. The Company's products are formulated from soybean oil, which contains enzymes having similar emulsive qualities to petroleum. The Company's non-toxic and biodegradable products have cleaning qualities which are as
effective  as   petroleum-based   toxic  cleaning   solvents,   and  are  priced
competitively. In addition to being environmentally friendly, SoyClean(R) products are child-safe (they are harmless if ingested) and have a higher flash point (are less volatile) than petroleum-based products.

         The Company currently has four products in its commercial product line. The commercial line is being used by municipalities, institutions, and manufacturers. These products meet or exceed the competitive standards for similar products in addition to offering ancillary benefits, primarily due to the fact that the Company's products are not toxic and are biodegradable.

         Management believes that its commercial line of cleaning products offers customers a safer work environment for their personnel, and that SoyClean(R) products give the potential for fewer work related illnesses, injuries, and workers compensation claims than commonly used petroleum-based products which are toxic. The Company has received testimonials from users who indicate that they do not experience skin reactions on their hands when using SoyClean(R) products.

         Customers have also cited as a benefit the reduction of administrative time devoted to documenting and maintaining records for the use of hazardous solvents and chemicals. The reduction of volatile compounds in manufacturing plants by replacing petroleum-based solvents with the Company's non-toxic soybean-based products reduces the amount of emissions that are monitored and reported to the EPA or other regulatory agencies. In some instances, use of SoyClean(R) products enables industrial users to cease reporting and eliminates payment of taxes or fines levied on industrial polluters. Use of the Company's biodegradable soy-based products further reduces concerns about spills and clean up of hazardous substances.

         Commercial. The Company's commercial line consists of the following products:

                 SoyClean(R) Graffiti Remover
                 SoyRelease3(TM)
                 SoyFormula3(TM)
                 Naturen(R)

Each of these products offers cleaning performance characteristics which exceed those of competitive products while meeting or exceeding industry performance standards. Each of these products is biodegradable and does not produce volatile emissions that could harm the ozone. The products do not produce harmful or explosive fumes or vapors, which results in safer operating conditions for industrial users.

         SoyClean(R) Graffiti Remover is formulated for use by municipalities, institutions, school districts, utility companies, and law enforcement organizations. It effectively removes graffiti from a wide range of surfaces and is available in five package sizes. It can replace existing petroleum and hydrocarbon- based graffiti cleaners and affords users superior worker and environmental safety characteristics.

         SoyRelease3(TM) is a product designed for state, local, and federal departments of transportation and the paving and general contracting industries. It prevents asphalt from adhering to truck beds, paving equipment, and other metal surfaces. SoyRelease3(TM) is also effective at removing asphalt and tar from vehicles and other surfaces. SoyRelease3(TM) is a biodegradable substitute for diesel and other petroleum- based products used for cleaning at construction sites.

         SoyFormula3(TM) is a replacement for hazardous mineral spirits or petroleum-based solvents used in the industrial and commercial manufacturing market segments. It can be used as an industrial cleaner or parts washer and can help industrial users comply with environmental, health and safety regulations.

         Naturen(R) is a cleaning solvent formulated for printing press blanket washing as well as cleaning other press components. It has been in use in Europe since 1991 and meets all regulatory standards for the printing industry.

         Consumer. In addition to its commercial product line, the Company is developing products that will meet or exceed competitive standards in the retail consumer market. These products focus on common cleaning uses found throughout the home. The products are or will be biodegradable and non-toxic, in addition to being effective cleaners. Generally, the Company's consumer products will be adaptations of its existing commercial products. The Company intends to develop a full consumer line of 24 products, primarily packaged in 11-ounce spray bottles, 22-ounce bottles, and one gallon bulk containers.

         The SoyClean(R) retail consumer line is composed of products that can be used by the homeowner as well as industrial, commercial, and institutional settings. Each of the Company's consumer products is biodegradable and non-toxic. As with all of the Company's products, a soybean derivative is the key component of the formulation. More detailed descriptions and information as to existing consumer products are set forth in this Memorandum beginning at page P-1.

         The  Company's  initial   SoyClean(R)   retail  line  consists  of  the
following:

         Driveway, Sidewalk and Patio Cleaner - This biodegradable product cleans oil and grease spots from driveways, sidewalks, patios and other concrete surfaces.

         SoyLube(TM) Lubricant - This multi-purpose lubricant is designed for use around the home, garage, shop, factory, or office. It is a biodegradable, non-toxic lubricant that penetrates rust, loosens frozen parts, and provides a light coating for lubrication of moving parts. SoyLube(TM) also protects against corrosion.

         Graffiti Remover - This biodegradable product effectively removes graffiti from a variety of surfaces. It is effective on paints as well as markers and has been used by numerous municipalities, schools, utilities, and homeowners. The product is offered in three container sizes for consumer use.

         Barbecue Grill Cleaner - Designed to attack the buildup of grease and char on barbecue cookers and grills, this products softens and loosens the soiled surfaces prior to rinsing.

         Adhesive/Mastic Remover - Specially formulated to remove adhesive and mastic from hard surfaces, this biodegradable product softens the adhesive or mastic, so that cleanup with water is all that is necessary.

         Paint Stripper - A biodegradable formulation that aggressively strips paint, varnish, and other similar finishes from a variety of surfaces.

         The Company intends to add the following additional consumer products in 1997:

         Hand  Cleaner  -  A   biodegradable,   waterless,   hand  cleaner  that
         effectively cleans oil, grease, grit, and grime while conditioning and softening the skin.

         Engine Degreaser - This product removes grease, oil, and dirt from engines. It is formulated to be sprayed on, given time to work, and hosed off.

         Bug and Tar Remover - This product removes bugs, tar, road oil, and asphalt from vehicles and other surfaces.

         Gasket Remover - Designed for use by the auto mechanic, this product helps loosen and clean gasket materials.

         Car Wash - This product loosens dirt and grime from vehicles and, because it is biodegradable, can be rinsed into the sewer, as it will biodegrade in municipal waste treatment facilities. This product is expected to be available in the first quarter of 1997.

         Hand Soap - This natural cleaner is effective in cleaning soiled hands while gently conditioning the skin. This product is also expected to be available in the first quarter of 1997.

Marketing
---------

         The Company's products are promoted as environmentally friendly alternatives to products currently in use. Management believes that the consumer is becoming more environmentally conscious, and expects this trend to continue and enhance the appeal of SoyClean(R) products.

         Commercial Products. The Company's commercial product line is in the introductory/early growth stage of the product life cycle and the Company expects demand for environmental products by industry to expand. The characteristics  and  benefits of the  Company's  products  to industry  and the environment are designed to fulfill a perceived demand for environmentally-friendly products. The use of the Company's commercial products provides value to the customer in ways that are difficult to quantify in monetary terms. However, Management believes that the value of a customer of effective products that reduce worker exposure to harmful substances, reduce administrative overhead, and reduce ownership concern about liabilities associated with hazardous spills, gives the Company's products a significant advantage.

         Consumer Products. The Company's Chief Operating Officer, Sean Lee, has an extensive background in the home center retail market segment and was actively involved as senior management in several firms. This background will enable the Company to directly contact key manufacturers' representatives who Management believes will be instrumental in introducing the SoyClean(R) product line to targeted retail segments. The Company's strategy is to utilize Mr. Lee's knowledge of distribution channels to establish its product line in appropriate retail outlets.

         The Company plans to launch its consumer retail product line in January 1997. Initially, the Company intends to penetrate the home center market segment. Most of the products competing with the Company's consumer products are petro/chemical based products that have applications similar to many of the SoyClean(R) products, but no competitive products are both non-toxic and biodegradable. The Company believes that the experience and reputation of its Chief Operating Officer within this market segment will eliminate many of the obstacles to market entry by new products and new companies.

         Since the Company's retail products are price competitive, its strategy is to penetrate targeted markets by educating and informing consumers about the non-toxic and biodegradable attributes of SoyClean(R), as well as its safety and lower flash point. If funding permits, the Company intends to utilize a national advertising campaign to provide exposure for SoyClean(R) products, which will afford efficient communication of the Company's message to a large number of consumers.

         Management believes that the marketplace is now ready for a concentrated effort to replace the prevailing toxic and non-biodegradable products that currently dominate the market with non-toxic, biodegradable products made from naturally derived sources. The Company recently launched its SoyClean(R) line of products, all of which are made from American soybeans, to meet an increasing demand for safe, environmentally friendly cleaners, solvents, lubricants, paint strippers, etc. Virtually all competitive products contain toxic and environmentally damaging substances. The Company's products are cost competitive and just as effective as other brands. The significant difference is the inherent safety of SoyClean(R) products.

         The Company will not depend on public awareness and concern to continue to emerge on its own. Management intends to engage in advertising and public relations campaigns to educate consumers and create an awareness of the lack of toxicity and the biodegradability of SoyClean(R) products. The Company will market its products through traditional channels, in addition to publicizing and educating consumers as to the benefits of SoyClean(R) products and the hazards posed by competitive products.

         In summary, the Company's marketing strategy for both its commercial and consumer product lines is designed to increase awareness and knowledge of the cleaning qualities of SoyClean(R) products, as well as the safety benefits and environmental value of being non-toxic and biodegradable. The Company will utilize contacts and experience of management to open the appropriate channels of distribution, and use cost-effective promotion techniques.

         Distributors. The Company intends to establish a network of established independent distributors who will sell its SoyClean(R) products, together with other products normally marketed by them. Management believes that it can establish an effective network to distribute its products in appropriate markets.

         Marketing Towards Women. Management believes that key customers of SoyClean(R) products will be women and intends to inform and reach out to women. Not only are women key purchasers of all household items, but the Company believes that generally women are more environmentally conscious than men. If women are convinced that the Company's products are effective and are also safer for the environment, Management believes that consumers will make the switch from the more established brands.

         Controversy. In its marketing, the Company intends to emphasize the controversies that are currently arising over the use of dangerous products. The recent controversy regarding the dangers of WD40 lubricant illustrates how perceptions are changing.

         In December, 1996, the NBC news program "Dateline" ran a report which focused on the flash point of WD40, a product with which SoyClean(R) Penetrant and Lubricant will directly compete. According to the report, many people have been seriously injured by WD40 exploding.

         The Company believes that a growing awareness of dangers in existing products will help convince consumers that SoyClean(R) products will satisfy their demand for safer, more environmentally friendly products.

         Environmental Management by State Officials. The Company's advertising and public relations campaigns will stress the difficulty of safely disposing of toxic and non-biodegradable products. Few, if any, state established procedures exist for safely disposing of toxic products from the home. The Company intends to inform consumers that once one buys a toxic product, it may never disappear.

         The Company intends to center all of its marketing around one simple strategy that it believes will convince consumers to give up their current brands. The price is right, the products biodegradable, and the products are non-toxic. There is no reason to stay with a product that does not meet all of those specifications.

         Introduction of Products by Market. SoyClean(R) products will be provided to the markets for which they are best suited. For instance, the Company intends to introduce products first to Home Centers, then Automotive, then Food and Drug and finally Variety Discount stores. However, all products may not need to be available to every source. For example, SoyClean(R) Penetrant and Lubricant would be suitable for all such markets, but SoyClean(R) cleaning fluids will not be available until distribution begins to Food and Drug stores.

Competition
-----------

         The market for environmentally friendly chemical products has only recently developed. Management believes it is a rapidly growing segment of the U.S. economy. Numerous companies similar to the Company have entered the market in the last few years in anticipation of the perceived opportunities surrounding environmentally safe products. The Company believes that its products can compete effectively; however, many of the competitors in the market place have significantly longer operating histories and greater financial resources than the Company. A significant factor in the Company's retail products ability to compete in the market will be its ability to secure "shelf space" with major national retail outlets.

Merger and/or Acquisition Opportunities
---------------------------------------

         Even though mergers may be a potential path to growth and development, the Company will seek only mergers with or acquire firms that can provide audited financial statements, and can easily fall within the scope of the Company's present and future growth plans. There are certain risks which may arise from any merger situation, especially where there is an opportunity to acquire or merge with a relative new operating entity, however all efforts will be exercised to minimize such risks with careful examination of the merging or to be acquired company, its audited financial statements, as well as an analysis of the potential for success based on present and potential competition and overall market conditions.

                                 THE ACQUISITION

         Soy Environmental Products, Inc. was formerly known as Denom Acquisition Corp., a Delaware corporation, which was incorporated on January 10, 1996. On September 3, 1996, the Company entered into an agreement to acquire (the "Acquisition") 100% of the issued and outstanding shares of common stock of Delta Environmental, Inc., a Delaware corporation ("DEI"). The Acquisition was completed on October 21, 1996, and the transaction resulted in the exchange and issuance to: (a) the shareholders of DEI of 2,530,500 restricted Shares (56.23% of total current outstanding Shares); and (b) new shareholders of 500,000 restricted Shares (11.11% of total amount outstanding Shares). Prior to the Acquisition of DEI the Company had not engaged in any form of commercial business activity and as a result had no operating history. Further, prior to the Acquisition, neither the Company nor any of its then Officers or Directors had any affiliation with DEI and DEI or any of its Officers, Directors or Principal Shareholders had any affiliation with the Company. DEI was incorporated on October 1, 1996 to engage in the development of, ownership of interests in, and operation of biodegradable chemical facilities.

                                   MANAGEMENT

Sean F. Lee, 56, is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Lee holds degrees from Kells College in Ireland and Hood College in Maryland. Prior to joining the Company Mr. Lee was the Chairman and Chief Executive Officer of several large retailing operations including the Home Club division of Zayre, W.R. Grace, and others. He has extensive experience in start up and initiation of many retailing endeavors.

George T. Bard, President and a Director of the Company, is a resident of Arizona and is an attorney admitted to the bar in California. He is 67 years old and has a bachelors degree from the University of Michigan and a law degree from Lincoln University in San Francisco. Prior to this Company he was a Vice President with Continental Grain, serving as chief negotiator for the world milling group.

Gary L. Haer, 43, is a Director and Secretary of the Company, and also serves as its Manager of Logistics and Manufacturing. Since 1993, Mr. Haer has been accounting manager for Interchem Industries (N.A.), Inc., which developed the Company's products. He has been involved in agribusiness since 1981 as an owner and partner in his own vertically integrated business. Mr. Haer holds an accounting degree from Northwest Missouri State University, and an MBA from Baker University.

Lawrence G. Olson, 60, became a Director of the Company in December, 1996. He is the President and owner of Olson Precast of Arizona, Inc. of Phoenix, Arizona, a concrete production and construction company which he has been affiliated since 1973. Mr. Olson received his B.S. in civil engineering from the University of Southern California.

Lee E. Derr, Jr. became a Director of the Company in December 1996. He is President of Interchem Industries (N.A.), Inc., from which the Company purchased the rights to its products. As President of Interchem since 1985, he has directed all aspects of that company's operations. Mr. Derr is 48 years old and is a certified public accountant with a bachelor's degree in finance from the University of Missouri and post-graduate work at Wichita State University.

         All Company Directors were elected upon the closing of the Acquisition of DEI on October 21, 1996, and will remain in office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. The Company has not compensated its Directors for service on the Board of Directors, or any committee thereof, or reimbursed for expenses incurred for attendance at meetings of the Board of Directors and/or any committee of the Board of Directors. Officers are appointed annually by the Board of Directors, and each Executive Officer of the Company serves at the discretion of the Board of Directors. The Company does not have any standing committees.

         Mr. Lee E. Derr, a Director of the Company, is an officer and director of Interchem Environmental, Inc. which is publicly-held and from which the Company acquired rights to its products. None of the other Officers and/or Directors of the Company are officers or directors of any other publicly traded corporation, nor have any of the Officers, Directors, Affiliates or Promoters of the Company filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings, or the subject of any order, judgment, or decree involving the violation of any state or federal securities laws within the past five years.

                                   AFFILIATES

         Interchem Environmental, Inc. is a public company which sold rights to the Company's products to the Company. Interchem also provides consulting services to the Company through Lee Derr. Interchem also owns a portion of the facility (the "Production Facility") which manufactures and processes soybeans.

         Interwest Cooperative is an Iowa cooperative which provides substantially all of the Company's supply of soybeans and other raw materials. Interwest Cooperative also owns a majority of Interwest, L.C., an Iowa limited liability company, which owns the Production Facility.

                             MANAGEMENT COMPENSATION

         The Company has agreed to pay Sean Lee an initial base salary of $100,000 per year, which will increase to $150,000 per year, plus 0.9% of gross revenues when the Company's revenues equal $5,000,000. Each of the Company's employees will be eligible to receive bonuses if and when they are awarded by the Board of Directors. All employees are covered by comprehensive health insurance. No directors who are members of Management will receive any directors' fees. Each director will be entitled to reimbursement of expenses incurred while conducting Company business. Each director may also be a shareholder in the Company and as such will share in the profits of the Company when and if dividends are paid. In addition to the Company's employees, Interchem is providing consulting services to the Company.

Consulting Agreement
--------------------

         The Company and Interchem Industries (N.A.), Inc. ("Interchem") have entered into a Consultancy Agreement dated December, 1996 whereby Interchem agreed to provide the Company with such consulting and advisory services as the Company requires from time to time, including services in administrative, management, marketing and finance to be provided by Lee Derr. The Company is obligated to pay Interchem $8,333.33 each month for its two-year term which commences January 1, 1997.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Delaware law and the Company's Certificate of Incorporation, no director of the Company is personally liable to the Company or to the stockholders for monetary damages for any breach of fiduciary duty as a director of the Company. Nevertheless, a director is liable to the extent provided by applicable law (i) for the breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporations Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         As permitted by Delaware law, the Company has the power to indemnify individuals made parties to a proceeding because they are or were a director, against liability incurred in the proceeding, if such individuals acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company and, in a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the defense of any proceeding to which such person is a party because he or she is or was a director or officer of the Company, against reasonable expenses incurred by such person in connection with a proceeding or claim with respect to which such person has been successful. The Company's Certificate of Incorporation empowers the Board of Directors to indemnify its officers, directors, agents or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

         The Company may pay for or reimburse expenses incurred by a director, officer, employee, fiduciary, or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding provided the individual furnishes the Company with written affirmation that such person's conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company, and to undertake to repay the advance if it is ultimately determined that such person did not meet such standard of conduct.

                                 CAPITALIZATION
                             (PRO-FORMA, UNAUDITED)

         The following table sets forth the capitalization of the consolidated Company as of December 31, 1996 and as of completion of the Offering, as adjusted to reflect the sale of all of the Shares offered by the Company. The table set forth below is based upon the unaudited consolidated financial statements of the Company.

                                                       Company                                   Company
                                                   Outstanding at                             Outstanding
                                                 December 31, 1996                           After Offering
                                                 -----------------                           --------------
                                                     (unaudited)                       Minimum             Maximum
                                                                                       -------             -------
COMMON SHARES, $0.01 par value:
authorized 20,000,000 shares;
issued and outstanding:                                     4,500                        4,835               5,850
4,500,000 Shares; to be outstanding:
4,835,000 Shares (Minimum);
5,850,000 Shares (Maximum).

ADDITIONAL PAID-IN CAPITAL                             $  416,518                   $  829,371          $2,181,518

SHARE CAPITAL                                          $  421,018                   $  834,206          $2,187,368

DEFICIT                                                  (79,893)                     (79,893)            (79,893)

CURRENT LIABILITIES                                        28,404                       28,404              28,404

LONG-TERM LIABILITIES                                        -                            -                   -
                                                     ------------                 ------------             -------

TOTAL STOCKHOLDERS'
  EQUITY AND LIABILITIES                                 $369,529                     $782,717          $2,135,879


                                    DILUTION

         The net pro forma tangible book value of the outstanding shares of Common Stock of the Company as of December 31, 1996 was ($164,898) or $0.04 per share. Net tangible book value per share of Common Stock is equal to the Company's total tangible assets less its total liabilities, divided by the total number of outstanding shares of Common Stock. After giving effect to the sale of the 335,000 Units (minimum), and all 1,350,000 Units (maximum) offered by the Company hereby at a price of $1.50 per Unit, and the application of the net proceeds from that sale, the pro forma net tangible book value of the Company's Common Stock as of December 31, 1996 would have been approximately $577,751 or $0.12 per share (minimum) to $1,929,898, or $0.33 (maximum). This represents an immediate increase in net tangible book value of from $0.08 to $0.29 per share to existing shareholders and an immediate dilution of from $0.88 to $0.67 per Share to purchasers of Units in this Offering.

                             PRINCIPAL SHAREHOLDERS

         The table which follows contains certain information as of December 31, 1996 relating to the Company as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a Director of the Company and (iii) all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering, based upon 4,500,000 shares of Common Stock being issued and outstanding on December 31, 1996.

                                                      Current                         After Offering
                                                      -------                         --------------
Name and Address                            Shares            Percentage          (Minimum)      (Maximum)
----------------                            ------            ----------          Percentage     Percentage
                                                                                  ----------     ----------
VEXTERGLEN LIMITED(1)                       1,431,174           31.80%              29.60%         24.46%
Bank of Ireland (IOM) Limited
16 St. George Street
Douglas
Isle of Man  1M1 1PL

Capital West Investments                      960,762           21.35%              19.87%         16.42%
Holding Company, Inc., Suite 510
2525 East Camelback Road
Phoenix, Arizona  85016

Interchem Environmental, Inc. (2)             500,000           11.11%              10.34%          8.55%
9135 Barton Street
Overland Park, Kansas  66214

Gary L. Haer                                  200,000            4.44%               4.14%          3.42%
9135 Barton Street
Overland Park, Kansas  66214

Lawrence L. Kohler (3)                        149,031            3.31%               3.08%          2.55%
Suite 510
2525 East Camelback Road
Phoenix, Arizona  85016

Milton R. Barnes                              149,031            3.31%               3.08%          2.55%
Suite 510
2525 East Camelback Road
Phoenix, Arizona  85016

Sean F. Lee (4)                               500,000           11.11%              10.34%          8.55%
7113 West Sack Drive
Glendale, Arizona  85308

George T. Bard                                      0             0.0%                  0%             0%
8347 East Las Estancias St.
Scottsdale, Arizona  85250

Lawrence G. Olson                                   0             0.0%                  0%             0%
214 West Vista Avenue
Phoenix, Arizona  85021

Lee E. Derr (2)                                     0             0.0%                  0%             0%
9135 Barton Street
Overland Park, Kansas  66214

All Directors and Executive (5)               700,000           15.56%              14.48%         11.97%
Officers as a Group (5 Persons)

Notes: Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting power over the shares indicated.

Note 1: Vexterglen Limited is an Isle of Man corporation, and the beneficial ownership of its shares has not been disclosed. Shares now owned by Vexterglen Limited were formerly held by Trxian Limited, a non-U.S. corporation, of which Lee E. Derr was an officer. Mr. Derr disclaims any beneficial ownership or control of Vexterglen Limited, or knowledge of the equity ownership of that company.

Note 2: Mr. Lee E. Derr, a Director of and Consultant to the Company, is an officer and director of Interchem Environmental, Inc. a public company with over 3000 stockholders. Mr. Derr does not own any shares of Interchem Environmental, Inc. and therefore disclaims any beneficial interest in the Shares of the Company Common Stock owned by Interchem. Mr. Derr was also the incorporator of Delta Environmental, Inc. ("DEI") which was a part of the Acquisition. Mr. Derr disclaims ownership of any shares of DEI or the Company.

Note 3: Lawrence L. Kohler is the President and majority shareholder of Capital West Investment Holding Company, Inc., the parent company of Capital West Investment Group, Inc. and as such has a beneficial interest the Capital West shares of Company Common Stock.

Note 4: The shares shown as being beneficially owned by Mr. Sean Lee are share options pursuant to Mr. Lee's employment contract with the Company. In the event Mr. Lee exercises all of his options the Company would have 5,000,000 shares issued and outstanding. The 500,000 shares then owned by Mr. Lee would represent ten percent (10%) of the Company's issued and outstanding shares of Common Stock.

Note 5: The number of shares shown includes the 500,000 shares under option to Mr. Sean Lee, an Officer and Director of the Company.

                                   LITIGATION

         The Company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the Company which may materially affect the business of the Company or its assets.

                  DESCRIPTION OF UNITS AND REGISTRATION RIGHTS

         The Units offered hereby are 1,350,000 Shares of Common Stock, $0.01 par value and one Warrant to acquire one share of Common Stock. The Company's authorized capital consists of 20,000,000 shares of Common Stock, $0.01 par value, of which 4,500,000 Shares are currently issued and outstanding. Upon completion of this Offering, between 5,002,500 and 6,525,000 Shares will be issued and outstanding.

         The Shares are equal in all respects, and upon completion of the Offering, the Common Stock will comprise the only class of capital shares which the Company will have issued and outstanding.

         Each Common Shareholder is entitled to one vote for each share held on each matter submitted to a vote of the Shareholders. Shares do not have cumulative voting rights with respect to the election of directors or otherwise.

         Shares are not redeemable and do not have conversion rights. The Shares currently outstanding are, and the Shares to be issued upon completion of this Offering will be, fully paid and nonassessable.

         In the event of the dissolution, liquidation or winding up of the Company, the assets then legally available for distribution to the holders of the Company's Shares will be distributed ratably among such holders in proportion to their shareholdings.

         Holders of Shares are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company has never paid any such dividends. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including among other things, the capital requirements and the financial condition of the Company. The Company has no present plans to pay dividends in the foreseeable future.

Warrants
--------

         Each Unit includes one Warrant to acquire one Share of Common Stock at a price of $1.80 per Share. Warrants may be exercised at any time prior to a date three years after their issuance.

Registration Rights
-------------------

         If, at any time within three (3) years from the date of purchase, the Company proposes to register any of its equity securities under the Act on a form and in a manner which would permit registration of the Shares purchased in this offering for sale to the public under the Act, the Company will use its best efforts to effect the registration under the Act, to the extent requisite to permit the disposition of the Shares so to be registered, of those Shares which the Company is requested to register by a purchaser of the Shares (a "Purchaser") up to a total of twenty-five percent (25%) of the Shares which were purchased by Purchaser in this offering (the "Piggyback Registration Rights").

         The Piggyback Registration Rights are limited to two (2) such registrations by the Company. The Company may elect to withdraw its registration of equity securities without prejudice, however, to the rights of a Purchaser to request registration in a subsequent such registration. If the proposed registration involves an underwritten offering of the securities, under certain conditions the underwriter can cause all or a portion of the Shares which the Purchaser wishes to register in such registration to be excluded from the registration. Purchaser's registration rights do not apply to registrations effected by the Company in connection with mergers, acquisitions, exchange offers, and certain other situations described in the Subscription Agreement. The Company will pay most of the expenses of such registrations but it will not pay underwriting discounts and commissions.

         Additional details regarding the registration procedures, notices, notices of election to register Shares, underwriting terms, restrictions on sales of Shares, preparation of the registration statement and investigation of information regarding the Company, indemnifications of Purchaser and by Purchaser, and the like are set out in the Subscription Agreement, and should be read and understood by Purchaser, preferably with the advice of counsel, prior to entering into the Subscription Agreement and purchasing the Shares. Purchaser's Piggyback Registration Rights summarized in this section are modified in their entirety by and subject to the terms contained in the Subscription Agreement. See "Exhibit S-1."

Transfer Agent and Registrar Agent
----------------------------------

         OTR, Inc., 1130 South West Morrison, Suite 250, Portland, Oregon 97205 will act as Transfer Agent and Registrar for the Company's Units, Shares of Common Stock, and Warrants.

                                PLAN OF PLACEMENT

         The Units are offered directly by officers and directors of the Company on the terms and conditions set forth in this Memorandum. Units may also be offered by NASD brokers and dealers. The Company offers the Units on a "best efforts, 335,000 Units or more" basis with respect to the minimum Offering and on a "best efforts" basis with respect to the remaining Units offered. The Company will use its best efforts to sell the Units to investors. There can be no assurance that all or any of the Units offered will be sold.

Escrow Account Arrangement
--------------------------

         Commencing on the date of this Memorandum until the Company has received subscriptions for the purchase of 335,000 Units totaling $502,500 (the "Closing"), all funds received by the Company in full payment of subscriptions for Shares will be deposited in an Escrow Account established with Republic National Bank, Phoenix, Arizona (the "Escrow Account").

         If at least 335,000 Units totaling $502,500 has not been subscribed for on or before March 31, 1997, subject to the right of the Company to extend the Offering for an additional ninety (90) days, then the Company will cancel all existing subscriptions and all funds paid on account of such subscriptions will be released from the Escrow Account and returned promptly to each subscriber, with interest. Any extension of the termination date of the Offering will be without notice to subscribers or offerees. After the Closing, the Company will continue the Offering until all 1,350,000 Units are sold, or until the Company terminates the Offering. After the Closing, all subscription funds will be delivered directly to the Company, and be available for its use.

         Subscriptions for Units are subject to rejection by the Company at any time prior to the earlier of acceptance or the end of the Offering period.

How to Subscribe for Units
--------------------------

         A Purchaser of Units must complete, date, execute, and deliver to the Company the following documents:

         1.       Two fully executed Subscription Agreements;

         2.       Check  payable  to  "Republic  National  Bank  -  Soy  Impound
                  Account" in the amount of $1.50 per Unit for each Unit purchased as called for in the Subscription Agreement (minimum purchase of 5,000 Shares, or $7,500).

         Purchasers of Units will receive an Investor Subscription Package containing two copies of the Subscription Agreement.

         Subscribers may not withdraw subscriptions (i) deposited to the Escrow Account prior to the Closing (until March 31, 1997, subject to the right of the Company to extend the Offering for an additional ninety days), or (ii) tendered to the Company after the Closing.

                                  LEGAL MATTERS

         Certain matters in connection with the Shares being offered hereby are being passed upon for the Company by Titus, Brueckner & Berry, P.C., Scottsdale, Arizona.

                                     EXPERTS

         The Audited Financial Statements for the Company from the date of inception to September 30, 1996 have been examined to the extent indicated in their reports by Rotenberg & Company, LLP, independent certified public accountants. Also included are Audited Financial Statements for Delta Environmental, Inc. from the date of inception to September 30, 1996, examined to the extent indicated in their reports by Semple & Cooper PLC, independent certified public accountants. In addition, Compiled (Unaudited) Balance Sheets and Income Statements of the combined Company for the three month period ending December 31, 1996 have been prepared by Semple & Cooper PLC, independent certified public accountants. All Financial Statements have been prepared in accordance with generally accepted accounting principals.

                             ADDITIONAL INFORMATION

         Each prospective investor may ask questions and receive answers concerning the terms and conditions of this Offering and obtain any additional information which the Company possesses, or can acquire without unreasonable effort or expense, to verify the accuracy of the information provided in this Memorandum. The principal executive offices of the Company are located at 9135 Barton Street, Overland Park, Kansas, and its telephone number is (913) 599-0800. Capital West Investment Group, Inc., which is acting as a consultant to the Company for this offering, is located at 2525 East Camelback Road, Suite 510, Phoenix, Arizona 85016, and Capital West's telephone number is (602) 954-7711. Further information may be obtained from the Company or from Capital West. In addition, Mr. Sean F. Lee, Chief Executive Officer of the Company, will make himself available to respond to questions or to provide further information. He may be reached at 8855 North Black Canyon Hwy., Suite 200, Phoenix, Arizona 85021 by telephone at (602) 997-1990.
                                     - 27 -